PRELIMINARY COPIES
PLEASE VOTE TODAY BY PHONE,
MAIL OR THE INTERNET
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THE EMPIRE BUILDER TAX FREE BOND FUND

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS ON [            ]

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE EMPIRE BUILDER TAX FREE BOND FUND. The undersigned hereby appoints as proxies ______________, ______________ and ______________, and each of them (with power of substitution), to vote all shares of beneficial interest of the undersigned in The Empire Builder Tax Free Bond Fund (the “Fund”) at the Special Meeting of Shareholders to be held at [Glickenhaus & Co., 546 Fifth Avenue, New York, NY 10036] on [            ] at [_:00 _.m.] Eastern Time and any adjournment or postponement thereof (the “Meeting”) at which shareholders will be asked to consider and act upon the proposal described in the Proxy Statement dated [              ].

Receipt of the Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged  by your  execution of this proxy.  The shares represented by this proxy will be voted as instructed.  UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR” THE PROPOSAL SET FORTH ON THE REVERSE SIDE AND DISCRETIONARY POWER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.  YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.  PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Date _____________ , 201[_]

Signature (owner, joint owners, trustee,
                                       custodian, etc.) (PLEASE SIGN IN THE BOX)

Please sign exactly as your name appears on this Proxy. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shares are held by a corporation, partnership, trust, estate or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

PRELIMINARY COPIES

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL.
PLEASE DO NOT USE FINE POINT PENS.  [X]

	FOR	AGAINST	ABSTAIN
PROPOSAL 1. To approve an Agreement and Plan of
Reorganization and Termination (“Reorganization Plan”)
between The Empire Builder Tax Free Bond Fund
(“Empire Builder Fund”) and Neuberger Berman Income
Funds, on behalf of its newly created series, Neuberger
Berman New York Municipal Income Fund (the “New
Fund”), and the transactions contemplated thereby,
including (a) the transfer of all assets of Empire Builder
Fund to, and the assumption of all its liabilities by, New
Fund in exchange solely for Institutional Class shares of
New Fund, (b) the distribution of those New Fund shares
pro rata to shareholders of Empire Builder Fund, and (c)
the termination of Empire Builder Fund; and
	[ ]	[ ]	[ ]
PROPOSAL 2. To transact such other business as may properly come before the Meeting and any adjournment thereof.	[ ]	[ ]	[ ]

IF YOU PLAN TO ATTEND THE MEETING, PLEASE CALL [                           ].

PLEASE SIGN ON THE REVERSE SIDE.